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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
BNC Mortgage, Inc.

We consent to the incorporation by reference in the registration statement on Form S-8 pertaining to the 1997 Stock Option, Deferred Stock and Restricted Stock Plan of BNC Mortgage, Inc., of our report, dated September 14, 1998, with respect to the consolidated financial statements of BNC Mortgage, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1998.



                                                  Ernst & Young LLP


Orange County, California
October 23, 1998